Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Short Intermediate Bond Fund
                72DD            73A             74U             74V
                Dollar          Per Share       Shares
        Distributions   Distributions   Outstanding     NAV

Class A 3,183,724               0.25            11,727,366      5.84
Class B 294,106                 0.20            1,220,452       5.84
Class C 624,673                 0.20            2,851,189       5.84
Class I 48,420,679              0.26            168,906,842     5.84
Class IS748,794                 0.25            2,663,417       5.84

Evergreen Limited Duration Fund
                72DD            73A             74U             74V
                Dollar          Per Share       Shares
        Distributions   Distributions   Outstanding     NAV

Class A     138,182     0.38               368,188      10.03
Class B     178,829     0.31               448,203      10.03
Class C      276,657    0.26               773,528      10.03
Class I  13,599,917       0.38              31,646,947          10.03
Class IS             310,623    0.11               495,409      10.03






Evergreen Adjustable Rate Fund
                72DD            73A             74U             74V
                Dollar          Per Share       Shares
        Distributions   Distributions   Outstanding     NAV

Class A 24,568,914      0.35              52,670,106    9.23
Class B 14,803,777      0.28              43,448,010    9.23
Class C 29,987,673      0.28            79,816,264      9.23
Class I 76,621,601      0.38            167,799,978     9.23
Class IS        15,353,434      0.35              33,083,862    9.23

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